UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2020 (March 9, 2020)

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZIXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On March 9, 2020, the Board of Directors (the “Board”) of Zix Corporation increased its size from eight to nine members and elected Maryclaire “Marcy” Campbell to fill the newly created directorship. Ms. Campbell was also appointed to the Nominating and Corporate Governance Committee of the Board. There are no arrangements or understandings between Ms. Campbell and any other person pursuant to which Ms. Campbell was selected as a director of the Company. Ms. Campbell will serve on the Board until the 2020 annual meeting of Zix’s shareholders and until her successor is duly elected and qualified. The increase in board size is temporary, and after the annual meeting, the number of directors constituting the Board shall be eight.

In connection with her election to the Board, Ms. Campbell will be entitled to receive an equity award consisting of restricted shares valued at $202,000 and no annual cash compensation. In addition, Zix entered into its standard director and officer indemnification agreement with Ms. Campbell.

Marcy Campbell currently serves as vice president and general manager North America and Australia sales and head of global sales operations for PayPal (NASDAQ: PYPL). Prior to this role, Marcy held roles as vice president and general manager North America for PayPal, vice president worldwide sales & accounts for Braintree (a PayPal Division), and vice president North American sales & accounts for Braintree. Marcy has led high-performance sales, business development, and marketing organizations for large and small enterprises including Qubole, Engine Yard, Netscape, and IBM. Marcy holds a Bachelors of Arts in History and Communications from the University of Hartford, where she was summa cum laude, and a National Regent Scholar.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2020, Zix issued a press release announcing the election of Marcy Campbell to its Board. A copy of this press release is furnished herewith as Exhibit 99.1.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
No	Description

99.1	Zix Corporation Press Release, dated March 10, 2020, titled “Zix Corporation Adds Marcy Campbell to the Board of Directors”.

Exhibit 99.1 attached hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

By:	/s/ David E. Rockvam
David E. Rockvam
Vice President and Chief Financial Officer

Date: March 10, 2020